UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012 (August 14, 2012)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, Route d’Arlon

L-1150 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Increases for Certain Officers

On August 14, 2012, the Board of Directors (the “Board”) of Altisource Portfolio Solutions S.A. (the “Company”) approved, on the recommendation of the Compensation Committee (the “Committee”) of the Board, certain changes to the total target compensation to named executive officers of the Company in the form of base salary and target incentive compensation increases.

The Committee engaged Exequity LLP, an independent compensation consultant, to assist the Committee in gathering information and data regarding executive compensation within the market in which the Company competes for executive talent prior to recommending any changes to the compensation of the named executive officers.

The Board approved the following increases to the base salaries of the following named executive officers, effective September 1, 2012:

Officer	Previous Base Salary ($)	New Base Salary ($)	Resulting Base Salary Increase (%)

Mr. William B. Shepro, Chief Executive Officer	464,376	540,000	16

Mr. Kevin J. Wilcox, Chief Administrative Officer and General Counsel	382,325	425,000	11

The Board determined that the ratio of the base compensation and the incentive compensation to the total compensation would remain the same.  The target incentive compensation for each executive was therefore increased by the same percentage as the executive’s base salary:

Officer	Previous Target Incentive Compensation ($)	New Target Incentive Compensation ($)	Resulting Target Incentive Compensation Increase (%)

Mr. William B. Shepro, Chief Executive Officer	696,564	810,000	16

Mr. Kevin J. Wilcox, Chief Administrative Officer and General Counsel	382,325	425,000	11

Under Luxembourg law, compensation is required to be adapted based upon the cost of living index in the Grand Duchy of Luxembourg. The next legal increase is currently scheduled to take effect on October 1, 2012. At this time, the compensation of the named executive officers will be subject to a 2.5% increase. This legal increase is included in the new compensation amounts of the above-named executives and will not be additive.

The amendments to Mr. Shepro and Mr. Wilcox’s employment contracts are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The employment contracts for Mr. Shepro and Mr. Wilcox were previously attached as Exhibits 10.9 and 10.11, respectively, to the Company’s Amended Registration Statement filed on June 30, 2009.

Grant of Restricted Stock in Altisource Asset Management Corporation

As previously discussed in its quarterly reports on Form 10-Q filed on April 26, 2012 and July 26, 2012, the Company has created two subsidiaries that it intends to separate and distribute to its shareholders. The first, Altisource Residential Corporation (“Altisource Residential”), will acquire residential related assets and, the second, Altisource Asset Management Corporation (“AAMC”), will provide asset management and advisory services to Altisource Residential.

On August 14, 2012, the Board of the Company approved, on the recommendation of the Committee, a plan pursuant to which restricted common stock in AAMC (“Restricted Stock”) will be granted to certain executives. Fifteen percent of AAMC’s initial outstanding common shares will be reserved for issuance under this plan. The Board specifically approved the grants of Restricted Stock to the following named executive officers of the Company:

Officer	AAMC Restricted Stock Award (% of initial outstanding common stock)

Mr. William B. Shepro, Chief Executive Officer	1.250

Mr. Kevin J. Wilcox, Chief Administrative Officer and General Counsel	0.625

Ms. Michelle D. Esterman, Chief Financial Officer	0.375

The Restricted Stock is subject to restrictions on transferability and a substantial risk of forfeiture and is intended to retain, motivate and align members of Company’s management with regard to its future performance and that of AAMC.

The Restricted Stock will vest in three tranches, subject to the achievement of the following performance hurdles:

•                  Twenty-five percent (25%) will vest in accordance with the vesting schedule set forth below if the market value of AAMC stock meets all three of the following conditions: (i) the market value is at least equal to $250 million; (ii) the market value has realized a compounded annual gain of at least twenty percent (20%) over the market value on the date of the grant; and (iii) the market value is at least double the market value on the date of the grant.

•                  Fifty percent (50%) will vest in accordance with the vesting schedule set forth below if the market value of AAMC stock meets all three of the following conditions: (i) the market value is at least equal to $500 million; (ii) the market value has realized a compounded annual gain of at least twenty-two and a half percent (22.5%) over the market value on the date of the grant; and (iii) the market value is at least triple the market value on the date of the grant.

•                  Twenty-five percent (25%) will vest in accordance with the vesting schedule set forth below if the market value of AAMC stock meets all three of the following conditions: (i) the market value is at least equal to $750 million; (ii) the market value has realized a compounded annual gain of at least twenty-five percent (25%) over the market value on the date of the grant; and (iii) the market value is at least quadruple the market value on the date of the grant.

The Restricted Stock will vest according to the following vesting schedule:

•                  Twenty-five percent (25%) of each tranche will vest on the first anniversary of the date when the three conditions for that tranche are met.

•                  The remaining seventy-five percent (75%) will vest in substantially equal installments on each of the first three anniversaries of the initial vesting.

If an award recipient’s service with the Company or any of its affiliates is terminated prior to full vesting of the Restricted Stock, then the award recipient will forfeit all unvested Restricted Stock to the Company, except that if (i) an award recipient’s service is terminated either by the Company (or an affiliate) without cause or due to death or disability and (ii) a performance hurdle has already been  achieved or  is achieved within ninety days of termination, unvested stock for the corresponding tranche will continue to vest according to the above vesting schedule.

Item 9.01 Financial Statements and Exhibits

The following are filed herewith as exhibits:

(d)     Exhibits.

Exhibit No.	Description

Exhibit 10.1	First Amendment to the Employment Contract dated as of August 15, 2012 between Altisource Solutions S.à r.l. and William B. Shepro
Exhibit 10.2	First Amendment to the Employment Contract dated as of August 15, 2012 between Altisource Solutions S.à r.l. and Kevin J. Wilcox

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2012

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer and General Counsel

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